2005 Lightbridge Executive Incentive Plan

2005

I. OBJECTIVE

The Objective of the Lightbridge Executive Incentive Plan is to reward eligible members of the executive team for their contributions to the success of Lightbridge, Inc. (the “Company”). The Lightbridge Executive Incentive Plan is the incentive plan for eligible executives of the Company (“Participants”) for the 2005 fiscal year.

II. PURPOSE

The Lightbridge Executive Incentive Plan is aimed at motivating Participants to achieve key business objectives or to achieve the financial or operating performance of Lightbridge.

III. BONUS PLAN ELEMENTS

A. Effective Date

This Plan is effective for the calendar year 2005 beginning January 1, 2005, through December 31, 2005. Business objectives and performance goals will reflect the entire plan year.

B. Financial Performance and Payout Model

Payout under this Plan requires that Lightbridge, Inc. meet certain minimum earnings per share performance, as described in Paragraph F below. Earnings per share (“EPS”) shall be calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) net of any restructuring charges.

In the event of an acquisition, divestiture or other significant business event, the EPS metric may be adjusted.

C. Eligibility, Interpretation

Participants in this Plan are selected by the Chief Executive Officer (“CEO”), or, in the case of the CEO, the Compensation Committee.

All Participants must be employed in an eligible role prior to October 1st of the Plan year to qualify for any pro-rata bonus payout. Participants have no rights under any other incentive plans.

A Participant must be employed in a bonus eligible position according to the stated timeframes for a bonus payout and be employed on the final day of the applicable Plan year to be eligible.

Elements not addressed in this plan will be managed or interpreted at the discretion of the CEO or CEO’s designee or, in the case of a matter affecting the CEO, the Compensation Committee of the Board of Directors.

D. Performance Bonus Criteria

MBO Performance – A portion of the bonus pool will be based on, and individual payouts will be calculated according to, performance against pre-determined management goals and objectives. Individual MBOs will be weighted to reflect their relative importance to Company’s overall business plan and will be reviewed on a quarterly basis by the CEO or the Compensation Committee, as the case may be. All individual MBOs must be documented in writing and approved by the CEO or, in the case of the CEO, the Compensation Committee.

Financial Performance – Other portions of the bonus pool will be based on corporate performance and/or business unit performance.

E. 2005 Annual Bonus Percentage Targets

A Participant’s bonus target is based on market indicators for the Participant’s role and is set as a percentage of the Participant’s 2005 annual base salary. The Participant’s 2005 annual base salary, including any base adjustments approved during the first quarter of the year, represents the basis for the bonus calculation.

F. Bonus Payments

Once the applicable financial threshold performance is achieved, payouts will be determined as provided below.

The payments for performance at threshold and between threshold and target (100%) and the percentage of the Participant’s total bonus pool allocated to each performance element will be calculated according to the schedule below:

•	FY 2005 Budgeted Corporate EPS (30% of total target bonus)

•	90% of budgeted EPS funds a 50% pool.

•	Above 90%-100% of budgeted EPS funds a pool that is

interpolated on a straight line from the 50% level up to 100%.

•	FY 2005 Budgeted Corporate Revenue* (30% total target bonus)

•	90% of budgeted corporate revenue funds a 50% pool.

•	Above 90%-100% of budgeted corporate revenue funds a pool that is interpolated on a straight line from the 50% level up to 100%.

* Ninety per cent (90%) of Corporate EPS goal must be achieved to fund this pool.

•	MBO Achievement** (40% of total target bonus)

•	EPS attainment of 50% of FY 2005 budget will fund a 25% pool.

•	EPS attainment of above 50%-100% of budget will fund a pool that is interpolated on a straight line beyond the 25% level up to 100%.

** Fifty per cent (50%) of FY 2005 Budgeted Corporate EPS target must be achieved to fund this element of the bonus pool. For example, if 2005 budgeted corporate EPS is $.10, then EPS of at least $.05 must be achieved for any payout; if budgeted corporate EPS is ($.10) then EPS of at least ($.15) must be achieved for any payout.

All payments will be made after the financial close of the year, typically within the following quarter.

G. Incremental Bonus Pool

Designated Management Employees under all 2005 bonus plans (other than the CEO) are eligible for an incremental bonus if FY 2005 Consolidated Operating Income exceeds budget. The bonus pool will be funded as follows and interpolated on a straight line basis:

	Above Budget Funding
	As a % of Above
Performance	Budget Performance	$ to Pool
On Budget	0%	0
$1.00 to $2,000,000	5%	Up to $100,000
$2,000,000.01 to $8,000,000	10%	Up to $600,000

Maximum Incremental Bonus Pool is $700,000.

The incremental bonus pool will be distributed on an individual basis according to the Participant’s actual bonus as a percent of the total bonus pool.

Note: Consolidated Operating Income shall be calculated in accordance with GAAP net of any restructuring charges.

In the event of an acquisition, divestiture or other significant business event, the Consolidated Operating Income metric may be adjusted.

H. Changes in Plan

The Company reserves the right to modify or terminate the Lightbridge Executive Incentive Plan in total or in part, at any time. Any such modification or termination must be approved by the Compensation Committee and must be in writing and signed by the CEO.

I. Entire Agreement

This Plan is the entire agreement between Lightbridge and the executive regarding the subject matter of this Plan and supersedes all prior compensation, bonus or incentive plans or any written or verbal representations regarding the subject matter of this Plan.

J. Employment at Will

The employment of all Plan participants at Lightbridge, Inc. is for an indefinite period of time and is terminable at any time by either party, with or without cause being shown or advance notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Lightbridge and any plan participant.

K. Plan Acceptance

I have read the complete 2005 Lightbridge Executive Incentive Plan and understand its content. My signature below acknowledges receipt of the Plan.

Participant Signature:     Date:

Print Name:

Eugene DiDonato — 2005 MBOs

	GOAL	TARGET COMPLETION	POINTS
	—	DATE	—

	Litigation Matters	All targeted to	20
	—	year end.	—

1.	*

2.	*

3.	*

4.	*

	BOD Support	All targeted to	15
	—	year end.	—

Provide current events and governance updates to BOD and
5.	Committees.

6.	Provide support re BOD materials/minutes preparation.

Provide direct support to BOD and Committees re SEC/NASD/SOX
7.	/COSO compliance.

	Corporate Governance/SEC Compliance/ Regulatory Compliance	All targeted to	15
	—	year end.	—

8.	Revise committee charters, as applicable.

9.	Prepare all SEC Documentation including revised annual report

10.	Prepare proxy statement.

Maintain CGQ industry ranking score required to get ISS
11.	recommendation on non-discretionary proxy matters

12.	Complete Sarbanes/Oxley 404 and COSO compliance program.

13.	Regulatory compliance review for new product initiatives.

	Contract Matters	All targeted to	15
	—	year end.	—

14.	Oversee preparation of 2005 renewals to client contracts.

15.	*

16.	Oversee preparation of contracts for new product initiatives.

	Intellectual Property Matters	All targeted to	10
	—	year end.	—

17.	Review and update websites.

18.	Review patent prospects for Authorize.Net.

	Corporate/HR/Business Matters	All targeted to	25
	—	year end.	—

19.	*

Advise management regarding expensing of stock options and
20.	ESPPchanges to comply with new accounting rules.

21.	*

22.	*

	*Confidential Strategic MBOs	TOTAL	100

TIMOTHY O’BRIEN — 2005 MBOs

	GOAL	TARGET COMPLETION DATE	POINTS
1.	Ensure continuing	Ongoing	15
	compliance with
	Sarbanes-Oxley and
	avoidance of material
	weakness assertion by D&T –
	include A.Net in 2005
2.	Bring on a top notch	April 30, 2005	15
	internal auditor with
	strong financial service
	background
3.	*		10
4.	Attract one or more new	September 30, 2005	15
	research analysts to cover
	Lightbridge with focus on
	financial transaction
	processing
5.	* *		15
6.	*		15
7.	* *		15
	*Confidential Strategic MBO
	**Confidential Financial MBO
		TOTAL	100